UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  FORM S-8 POS

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                              ENHANCE BIOTECH, INC.
               (Exact Name of Registrant as Specified in Charter)


           Delaware                     000-31653                 95-4766094
(State or Other Jurisdiction     (Commission File Number)      (IRS Employer
       of Incorporation)                                     Identification No.)


             712 Fifth Avenue, 19th Floor, New York, New York 10019
               (Address of principal Executive Offices) (Zip Code)


                                  646-723-8940
          (Telephone number, including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT, BUT NOT BEFORE FEBRUARY 10, 2005.

-------------------------------------------------------------------------------------------------------------
Title of securities     Amount to be     Proposed maximum          Proposed maximum      Amount of
                        registered       offering price per        aggregate offering    registration fee
                                         share (1)                 price (2)
-------------------------------------------------------------------------------------------------------------
Common Stock par
value $0.001             234,172              1.95                      456,635             53.75
-------------------------------------------------------------------------------------------------------------

(1) These shares are registered pursuant to this Registration Statement and will be available for issuance.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c) on the basis of the average of the bid and ask prices per share of the Registrant's Common Stock as reported on the Pink Sheets on January 5, 2005.

THIS AMENDMENT IS BEING FILED FOR THE SOLE PURPOSE OF INCLUDING THE AUDITOR'S CONSENT, WHICH WAS INADVERTENTLY OMITTED FROM THE REGISTRATION STATEMENT ON FORM S-8 FILED ON JANUARY 6, 2005. NO OTHER CHANGES HAVE BEEN MADE.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

(a) General Plan Information

(1) Enhance Biotech, Inc., a Delaware corporation (the "Company" or the "Registrant") shall offer, pursuant to the plan described below (the "Plan"), shares (the "Shares") of its common stock, $0.001 par value per share (the "Common Stock").

(2) The plan is a written agreement (the "Plan") whose purpose is to compensate consultants for services rendered to the Company's wholly owned subsidiary, Ardent Pharmaceuticals, Inc. ("Ardent").

(3) The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

(4) Participants may contact the Company for additional information about the Plan and its administrator at the following address: 712 Fifth Avenue, 19th Floor, New York, New York 10019, telephone: 646-723-8940.

(b) Securities to be Offered

(1) The Company shall offer, pursuant to the Plan, 234,172 shares of its Common Stock.

(c) Employees Who May Participate in the Plan

The Company agreed to issue 117,086 Shares to David R. LaVance and 117,086 Shares to Thomas S. Gifford in payment for advisory services provided to Ardent, the Company's wholly-owned subsidiary. The Shares issued in the Plan are compensation for services rendered to Ardent and are in lieu of any other form of payment for such services.

(e) Resale Restrictions

The Shares issued pursuant to the Plan are restricted from resale through February 10, 2005, but are not restricted thereafter. The Company's counsel has furnished an opinion letter to that effect which has been attached to this filing as Exhibit 5.1.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The Registrant will make available to the participants of this Plan, without charge, upon written or oral request, the documents incorporated by reference in
Item 3 Part II of this Registration Statement and documents incorporated by reference into the Section 10(a) prospectus. Other documents required to be delivered to employees pursuant to Rule 428(b) are available without charge, upon written or oral request. Requests should be made to Phillip S. Wise, Chief Financial Officer, Enhance Biotech, Inc. c/o Ardent Pharmaceuticals, Inc. 631 United Drive Suite 200 Durham, North Carolina 27713.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed previously with the Securities and Exchange Commission are incorporated herein by reference:

(a) The Company's latest annual report on Form 10K-SB for the period ended January 31, 2004.

(b) The Company's reports on Form 10-QSB for the period ended April 30, 2004 filed on July 6, 2004; for the period ended July 31, 2004 filed on September 20, 2004; for the period ended October 31, 2004 filed on December 14, 2004.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant's certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"), the Registrant will indemnify all persons whom it may indemnify pursuant to Section 145 of the DGCL and eliminates all personal liability of its directors and officers to the fullest extent permitted under Section 102(b)(7) of the DGCL. The DGCL does not permit elimination of liability of directors with respect to: breaches of the directors' duty of loyalty to the corporation or its stockholders; acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; the payment of unlawful dividends or unlawful stock repurchases or redemptions; or transactions in which the director received an improper personal benefit.

ITEM 8. EXHIBITS.

The following documents are filed or incorporated by reference as part of this Registration Statement:

5.1  Opinion of L. Stephen Albright
23.1 Consent of L. Stephen Albright (included in Exhibit 5.1)
23.2 Consent of Cacciamatta Accountancy Corporation

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to: (i) Include any prospectus required by section 10(a)(3) of the Securities Act; (ii) Reflect in the prospectus any facts or events which, individually or together, represent fundamental change in the information in the Registration; (iii) To include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of New York, State of New York, on February 22, 2005.

Enhance Biotech, Inc.


By: /s/ Christopher Every
-------------------------------------
Christopher Every
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


/s/ Christopher Every
-------------------------------------------
Christopher Every
President and Chief Executive Officer
February 22, 2005


/s/ Phillip S. Wise
-------------------------------------------
Phillip S. Wise
Chief Financial Officer
February 22, 2005


/s/ Kwen-Jen Chang
-------------------------------------------
Kwen-Jen Chang
Director
February 22, 2005


/s/ Lee Cole
-------------------------------------------
Lee Cole
Director
February 22, 2005


/s/ Andrew J. Cosentino
-------------------------------------------
Andrew J. Cosentino
Director
February 22, 2005


/s/ Timothy C. Gupton
-------------------------------------------
Timothy C. Gupton
Director
February 22, 2005


/s/ Jinn Wu
-------------------------------------------
Jinn Wu
Director
February 22, 2005